Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 2-9458, No. 33-00184, No. 33-43168, No. 33-85010, No. 333-11325 and No. 333-46600
of E-Z-EM, Inc. on Form S-8 of our report dated July 29, 2002, appearing in the Annual Report on Form 10-K of E-Z-EM, Inc. and Subsidiaries for the fifty-two weeks ended June 1, 2002.

/s/ GRANT THORNTON LLP

Melville, New York
August 26, 2002


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